UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	3

ITEM 8.01	OTHER EVENTS.	3

SIGNATURES		6

EXHIBIT INDEX		7

EXHIBIT 99.1	Pirrello v. James et al. Amended Complaint, filed in Delaware Court of Chancery on January 21, 2010.
EXHIBIT 99.2	LC Capital Master Fund, Ltd. v. James et al. Complaint, filed in Delaware Court of Chancery on January 19, 2010.
EXHIBIT 99.3	Preferred Stockholder Letter, dated January 22, 2010.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 3, 2010, QuadraMed Corporation, a Delaware corporation (the “Company” or “QuadraMed”), entered into an Application Partner Profile and Application Partner Agreement with InterSystems Corporation (“InterSystems”) (collectively the “Agreements”). The Agreements supersede all previous agreements between QuadraMed and InterSystems, including without limitation all previous Application Partner Agreements, the Development Agreement dated April 15, 2003, and the amendment dated August 8, 2005, which were assigned to QuadraMed on September 4, 2007. The Agreements were entered into in the ordinary course of the Company’s business.

The Application Partner Profile specifies the InterSystems software products and license types and services that the Company may resell to end user customers of the Company’s products, pricing terms, support for such products and other customary reseller provisions. The Application Partner Agreement grants the Company a nonexclusive and nontransferable right to offer InterSystems licenses and services to end user customers of the Company’s products that incorporate InterSystems software, with such licenses to be between InterSystems and the end user, and features other customary terms and conditions. The Agreements have a five year initial term, following which term they renew annually or can be terminated by either party upon 30 days prior written notice.

ITEM 8.01 OTHER EVENTS.

Special Meeting of Stockholders - Meeting Date

On February 3, 2010, the Company’s Board of Directors (the “Board”) set March 9, 2010 as the date of the special meeting of the Company’s common stockholders relating to the acquisition of the Company by Francisco Partners pursuant to the Agreement and Plan of Merger, dated as of December 7, 2009, by and among the Company, Bavaria Holdings Inc., a Delaware corporation controlled by Francisco Partners (the “Parent”) and Bavaria Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”).

Claims and Litigation Related to the Proposed Merger

As previously reported by the Company on its Current Report on Form 8-K dated December 8, 2009, the Company announced on December 8, 2009 its entry into an Agreement and Plan of Merger with affiliates of Francisco Partners relating to an acquisition of the Company by Francisco Partners (the “Transaction”). As previously disclosed in the Company’s revised preliminary proxy statement relating to the Transaction filed with the Securities and Exchange Commission on February 4, 2010, two purported stockholder class action complaints, one from an individual common stockholder and the other from an individual holder of the Company’s Series A Cumulative Mandatory Convertible Preferred Stock (the “Preferred Stock”), have been filed in Delaware Court of Chancery against the Company, the Board members, the Francisco Partners acquisition entities and, in the Preferred Stock complaint, Francisco Partners and affiliated entities, each as summarized below. In addition, the Company has received a letter from holders purporting to own 91% of the outstanding Preferred Stock which threatens suit against the Board members, also as summarized below.

On December 17, 2009, a purported stockholder class action complaint was filed in the Delaware Court of Chancery against members of the Board, the Company, the Parent and Merger Sub seeking to enjoin the Transaction, entitled Vincent Pirrello, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. Duncan James, James Peebles, Robert Pevenstein, Lawrence English, Robert

Miller, William Jurika, QuadraMed Corporation, Bavaria Holdings Inc., and Bavaria Merger Sub, Inc., Defendants, C.A. No. 5149- VCS. The complaint seeks certification of a class of all common stockholders of QuadraMed who have been allegedly harmed by the defendants’ actions challenged in the complaint. In particular, the complaint alleges that the defendant directors have breached their fiduciary and other duties and that the Company and Francisco Partners have aided and abetted such breaches of those fiduciary and other duties owed to the common stockholders. The complaint seeks entry of an order temporarily and permanently enjoining the Transaction, compensatory damages, costs and disbursements, including plaintiff’s counsel’s fees and experts’ fees, and other relief. On January 21, 2010, following the January 4, 2010 filing of the Company’s preliminary proxy statement with the SEC, an amended complaint was filed, repeating substantially the same allegations as the original complaint and further alleging that certain of the Company’s disclosures in its preliminary proxy statement were misleading or deficient.

On January 19, 2010, a purported stockholder class action was filed by a holder of Preferred Stock in the Delaware Court of Chancery against members of the Board, the Company, Francisco Partners, the Parent and Merger Sub entitled LC Capital Master Fund, Ltd., on behalf of itself and all other holders of the Series A Cumulative Mandatory Convertible Preferred Stock of QuadraMed Corporation, Plaintiff, v. Duncan James, James Peebles, Robert Pevenstein, Lawrence English, Robert Miller, William Jurika, QuadraMed Corporation, Francisco Partners II, L.P., Francisco Partners Parallel Fund II, L.P., Francisco Partners GP II, L.P., Francisco Partners GP II Management, LLC, Francisco Partners Management, LLC, Bavaria Holdings Inc., and Bavaria Merger Sub, Inc., Defendants, C.A. No. 5214-VCS. The complaint seeks certification of a class of all holders of the Preferred Stock who have allegedly been harmed by the defendants’ actions challenged in the complaint. In particular, the complaint alleges that the defendant directors have breached their fiduciary and other duties, that the defendant directors and the Company have breached their duty of disclosure, and that the Company and Francisco Partners have aided and abetted such breaches of those fiduciary and other duties owed to the holders of the Preferred Stock. The complaint seeks entry of an order temporarily and permanently enjoining the Transaction, compensatory damages, costs and disbursements, including plaintiff’s counsel’s fees and experts’ fees, and other relief.

On January 23, 2010, the Board and Francisco Partners received a letter dated January 22, 2010 from a law firm purporting to represent MacKay Shields LLC, Zazove Associates, LLC and Concordia Partners, L.P., whose clients purportedly collectively own approximately 91% of the Preferred Stock. The letter alleges that the terms of the Preferred Stock do not permit the Company to cash out the Preferred Stock in the merger in the manner proposed by the Merger Agreement (by treating the Preferred Stock on an as-converted basis, resulting in merger consideration of $13.7097 per share of Preferred Stock). The letter further alleges that the Company’s Board has breached its fiduciary duties to the holders of the Preferred Stock, that the holders of Preferred Stock are not receiving adequate consideration in the merger and that the fair value of the Preferred Stock is higher than the as-converted consideration to be received by the holders of the Preferred Stock in the merger.

The Company, Board, Francisco Partners, the Parent, and Merger Sub believe these lawsuits and this threat of lawsuit are without merit and intend to defend the claims raised against them in these lawsuits and proposed to be raised against them in this letter vigorously.

The foregoing descriptions regarding the complaints and the Preferred Stock letter are only summaries of such complaints and letter and are qualified in their entirety by reference to these complaints and letter, the entire text of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference in response to this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1	Pirrello v. James et al. Amended Complaint, filed in Delaware Court of Chancery on January 21, 2010.
Exhibit 99.2	LC Capital Master Fund, Ltd. v. James et al. Complaint, filed in Delaware Court of Chancery on January 19, 2010.
Exhibit 99.3	Preferred Stockholder Letter, dated January 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2010

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pirrello v. James et al. Amended Complaint, filed in Delaware Court of Chancery on January 21, 2010.
99.2	LC Capital Master Fund, Ltd. v. James et al. Complaint, filed in Delaware Court of Chancery on January 19, 2010.
99.3	Preferred Stockholder Letter, dated January 22, 2010.

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